Exhibit 10.2

SECOND AMENDMENT TO LEASE

SECOND AMENDMENT TO LEASE dated as of this 22nd day of April, 2016 (the “Second Amendment”) by and between BP BAY COLONY LLC, a Delaware limited liability company (“Landlord”), and RADIUS HEALTH, INC., a Delaware corporation (“Tenant”).

RECITALS

By Lease dated May 14, 2014 (the “Original Lease”), Landlord did lease to Tenant, and Tenant did hire and lease from Landlord, certain premises containing approximately 8,490 rentable square feet (referred to in the Original Lease as the “Rentable Floor Area of the Premises”) of space located on the first (1st) (referred to in the Original Lease as the “Premises” and hereinafter sometimes referred to as the “Initial Premises”) of the building known and numbered as 950 Winter Street, Waltham, Massachusetts (the “Building”).

By First Amendment to Lease dated as of September 9, 2015 (the “First Amendment”), Tenant (i) leased from Landlord an additional 8,176 square feet of rentable square feet of space (referred to in the First Amendment as the “Rentable Floor Area of the Expansion Premises 1”) located on the first (1st) floor of the Building, which space is shown on Exhibit A attached to such First Amendment (referred to in the First Amendment as the “Expansion Premises 1”), (ii) leased from Landlord an additional 10,542 square feet of rentable square feet of space (referred to in the First Amendment as the “Rentable Floor Area of the Expansion Premises 2”) located on the first (1st) floor of the Building, which space is shown on Exhibit B attached to such First Amendment (referred to in the First Amendment as the “Expansion Premises 2”), and (iii) extended the Term of the Lease, upon all of the same terms and conditions set forth in the Original Lease except as set forth in the First Amendment.

Landlord and Tenant have agreed to increase the size of Expansion Premises 1 by 432 square feet and the parties are entering into this Second Amendment to set forth the same.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1.Revised Expansion1 Premises

Expansion Premises 1 is hereby enlarged to include an additional 432 square feet of rentable floor area so that the Rentable Floor Area of Expansion Premises 1 shall now be 8,608 square feet as shown on Exhibit A attached hereto (such Exhibit A shall replace Exhibit A attached to the First Amendment). As of the Expansion Premises 1 Commencement Date, the Premises (as defined in the Original Lease) shall include Expansion Premises 1 and the Rentable Floor Area of the Premises (as defined in the Original Lease) shall increase by 8,608 rentable square feet.

2.    Annual Fixed Rent for Expansion Premises 1

Section 3(B) of the First Amendment is deleted in its entirety and replaced with the following:

Commencing on the Expansion Premises 1 Commencement Date, Annual Fixed Rent with respect to Expansion Premises 1 shall be payable as follows:

Rent Year:	Rate PSF:	Annual Rate:
1:	$36.00	$309,888.00
2:	$37.00	$318,496.00
3:	$38.00	$327,104.00
4:	$39.00	$335,712.00
5:	$40.00	$344,320.00

3.Parking

The first sentence of Section 7 of the First Amendment is hereby deleted and replaced with the following:

Upon the occurrence of the Expansion Premises 1 Commencement Date, the Number of Parking Spaces shall be increased by twenty-five (25).

4.    Defined Terms. Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Original Lease.

5.    Ratification of Lease. Except as herein amended and as amended by the First Amendment, the Original Lease shall remain unchanged and in full force and effect. All references to the “Lease” shall be deemed to be references to the Original Lease, as previously and as amended by this Second Amendment.

6.    Authority. Each of Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this Second Amendment and that the person signing this Second Amendment on its behalf has been duly authorized to do so.

7.    Counterparts. This Second Amendment may be executed in counterparts, and such counterparts together shall constitute but one original of the Second Amendment. Each counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it. Provided it is accompanied by the final version of this Second Amendment (including all exhibits, if any), an executed signature page of this Second Amendment delivered by facsimile or as a PDF or a similar attachment to an email shall constitute effective delivery of this Second Amendment by the party so delivering the same for all purposes with the same force and effect as the delivery of an executed original counterpart.

--SIGNATURE PAGE FOLLOWS--
EXECUTED as of the date and year first above written.

WITNESS:	LANDLORD:

/s/ BP Properties, Inc.
BP BAY COLONY LLC, a Delaware limited liability company

By:  BP BAY COLONY HOLDINGS LLC, a Delaware limited liability company, its sole member

By:  BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its member

By:  BOSTON PROPERTIES, INC., a Delaware corporation, its general partner

	By:	/s/ Bryan J. Koop
	Name:	Bryan J. Koop
	Title:	SVP, Regional Manager

TENANT:

WITNESS: /s/ Brent Hatzis-Schoch	RADIUS HEALTH, INC., a Delaware corporation

	By:	/s/ B. Nicholas Harvey
	Name:	B. Nicholas Harvey
	Title:	CFO